Exhibit 99.1

              Transatlantic Holdings, Inc. Announces 31.8 Percent
                     Increase in Second Quarter Net Income


    NEW YORK--(BUSINESS WIRE)--July 27, 2006--Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net income for the second quarter of 2006 increased 31.8 percent to $104.4 million, or $1.58 per common share (diluted), compared to $79.2 million, or $1.20 per common share (diluted), in the same prior year quarter. Net income for the first six months of 2006 increased 22.4 percent to $206.4 million, or $3.12 per common share (diluted), compared to $168.6 million, or $2.55 per common share (diluted), in the same prior year period.
    "We are pleased to report another quarter of strong earnings accompanied by substantial positive operating cash flow," commented Robert F. Orlich, President and Chief Executive Officer. "Our annualized GAAP return on equity for the first half of the year was
15.9 percent.
    "Premiums grew modestly this quarter compared to a year ago. While property rates have increased during the first half of this year, particularly in catastrophe-affected regions, rates for most casualty classes have remained steady.
    "Transatlantic continues to emphasize underwriting selectivity, while providing consistent reinsurance capacity and expertise worldwide from a base of superior financial strength."
    For the second quarter of 2006, income before income taxes amounted to $132.1 million compared to $97.5 million in the second quarter of 2005, an increase of 35.5 percent. These results include pre-tax realized net capital (losses) gains of ($1.3) million and $1.9 million in 2006 and 2005, respectively. For the first six months of 2006, income before income taxes increased 23.5 percent to $259.9 million compared to $210.3 million in the same prior year period. These results include pre-tax realized net capital gains of $4.4 million and $10.9 million in 2006 and 2005, respectively. Additionally, income before income taxes includes pre-tax catastrophe losses as discussed below.
    There were no significant catastrophe losses occurring in the first six months of 2006. In the 2005 second quarter, income before income taxes includes pre-tax catastrophe costs of $24.2 million, including $19.1 million of net ceded reinstatement premiums. In the first six months of 2005, pre-tax catastrophe costs totaled $49.5 million, including $19.1 million of net ceded reinstatement premiums.
    Net premiums written for the second quarter of 2006 amounted to $913.6 million compared to $883.7 million in the same 2005 quarter, an increase of 3.4 percent. Net premiums written for the first six months of 2006 amounted to $1,828.0 million compared to $1,769.0 million in the first six months of 2005, an increase of 3.3 percent. International business represented 51 percent of net premiums written in the first half of 2006 versus 55 percent in the comparable 2005 period. (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the increase in net premiums written between periods.)
    For the second quarter of 2006, the combined ratio was 96.1 versus
97.8 in the comparable 2005 quarter. The net impact of significant catastrophe costs added 2.7 to the combined ratio for the second quarter of 2005. For the first six months of 2006, the combined ratio was 96.3 compared to 97.8 in the same prior year period. The net impact of significant catastrophe costs added 2.8 to the combined ratio for the first six months of 2005.
    Net loss and loss adjustment expense reserves increased $155.3 million during the second quarter of 2006, bringing the amount of such reserves to $5.89 billion at June 30, 2006. Net losses and loss adjustment expenses paid for the second quarter of 2006 include approximately $58.8 million related to catastrophe losses principally occurring in 2005. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the Consolidated Statistical Supplement for additional information.)
    TRH's loss and loss adjustment expense ratio represents net losses and loss adjustment expenses divided by net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses divided by net premiums written. The combined ratio represents the sum of the loss and loss adjustment expense ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities, as these are standard measures in the insurance and reinsurance industries.
    Annualized GAAP return on equity for the first half of 2006, as discussed earlier in this release, represents the first half's net income multiplied by two expressed as a percentage of average stockholders' equity for the first six months of 2006.
    Net investment income increased 28.8 percent in the second quarter of 2006 to $107.9 million compared to $83.8 million reported in the year ago quarter. For the first six months of 2006, net investment income increased 24.7 percent to $210.2 million compared to $168.6 million in the same prior year period. A significant portion of the increases over the prior year is attributable to the investment of the net proceeds from the $750 million principal amount of the senior notes issued in the fourth quarter of 2005. At June 30, 2006, investments and cash totaled $10.53 billion. (Refer to the analysis of net investment income in the Consolidated Statistical Supplement for additional information.)
    Expenses related to stock compensation agreements totaled $2.6 million and $2.1 million in the second quarter of 2006 and 2005, respectively, and $4.9 million and $3.2 million in the first six months of 2006 and 2005, respectively. The majority of such expenses are included in "other, net" in the Statement of Operations Data.
    At June 30, 2006, TRH's consolidated assets and stockholders' equity were $13.72 billion and $2.64 billion, respectively. Book value per common share was $40.01.
    In the second quarter of 2006, the Board of Directors declared a quarterly cash dividend of $0.135 per common share to stockholders of record as of September 1, 2006, payable on September 8, 2006. This represents a 12.5 percent increase over the prior quarterly dividend.

    Visit -- www.transre.com -- for additional information about TRH.


Caution concerning forward-looking statements:

    This press release contains forward-looking statements, including management's beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 as well as its past and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, San Francisco, Kansas City, Toronto, Miami (serving Latin America and the Caribbean), Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.



             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data

Statement of Operations Data:
                                         Three Months Ended
                                               June 30,
                                       -----------------------
                                             2006        2005  Change
                                       ----------- ----------- -------
                                       (in thousands, except
                                          per share data)
Revenues:
  Net premiums written                   $913,599    $883,684    3.4 %
  Increase in net unearned premiums        (4,450)    (21,996)
                                       ----------- -----------

  Net premiums earned                     909,149     861,688    5.5
  Net investment income                   107,926      83,770   28.8
  Realized net capital (losses) gains      (1,329)      1,921
                                       ----------- -----------
        Total revenues                  1,015,746     947,379    7.2
                                       ----------- -----------

Expenses:
  Net losses and loss
        adjustment expenses               618,788     611,706
  Net commissions                         232,448     217,286
  Other underwriting expenses              23,437      19,998
  Increase in deferred
        acquisition costs                  (3,915)     (1,854)
  Interest on senior notes                 10,851           -
  Other, net                                2,073       2,761
                                       ----------- -----------
        Total expenses                    883,682     849,897
                                       ----------- -----------

Income before income taxes                132,064      97,482   35.5
Income taxes                               27,625      18,255
                                       ----------- -----------
Net income                               $104,439     $79,227   31.8
                                       =========== ===========
----------------------------------------------------------------------

Net income per common share:
  Basic                                     $1.58       $1.20   31.6
  Diluted                                    1.58        1.20   31.7

Cash dividends per common share             0.135       0.120   12.5

Weighted average common
  shares outstanding:
  Basic                                    65,940      65,837
  Diluted                                  66,204      66,144
----------------------------------------------------------------------
Ratios:
  Loss and loss adjustment expense           68.1 %      71.0 %
  Underwriting expense                       28.0        26.8
  Combined                                   96.1        97.8
----------------------------------------------------------------------

Statement of Operations Data:
                                           Six Months Ended
                                                June 30,
                                       -----------------------
                                             2006        2005  Change
                                       ----------- ----------- -------
                                       (in thousands, except
                                          per share data)
Revenues:
  Net premiums written                 $1,828,006  $1,769,034    3.3 %
  Increase in net unearned premiums       (11,144)    (19,433)
                                       ----------- -----------
  Net premiums earned                   1,816,862   1,749,601    3.8
  Net investment income                   210,247     168,577   24.7
  Realized net capital (losses) gains       4,380      10,921
                                       ----------- -----------
        Total revenues                  2,031,489   1,929,099    5.3
                                       ----------- -----------
Expenses:
  Net losses and loss
        adjustment expenses             1,251,695   1,257,513
  Net commissions                         455,863     418,719
  Other underwriting expenses              44,283      39,605
  Increase in deferred
        acquisition costs                  (7,051)     (2,129)
  Interest on senior notes                 21,700           -
  Other, net                                5,133       5,048
                                       ----------- -----------
        Total expenses                  1,771,623   1,718,756
                                       ----------- -----------
Income before income taxes                259,866     210,343   23.5
Income taxes                               53,454      41,753
                                       ----------- -----------
Net income                               $206,412    $168,590   22.4
                                       =========== ===========
----------------------------------------------------------------------
Net income per common share:
  Basic                                     $3.13       $2.56   22.2
  Diluted                                    3.12        2.55   22.4

Cash dividends per common share             0.255       0.220   15.9

Weighted average common
  shares outstanding:
  Basic                                    65,931      65,828
  Diluted                                  66,230      66,189
----------------------------------------------------------------------
Ratios:
  Loss and loss adjustment expense           68.9 %      71.9 %
  Underwriting expense                       27.4        25.9
  Combined                                   96.3        97.8
----------------------------------------------------------------------

             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data
               As of June 30, 2006 and December 31, 2005

Balance Sheet Data:
                                                2006          2005
                                            ------------  ------------
                                     (in thousands, except share data)

                                ASSETS
Investments and cash:
   Fixed maturities:
      Held to maturity, at amortized cost
       (market value: 2006-$1,253,768;
         2005-$1,284,826)                    $1,256,009    $1,257,941
      Available for sale, at market value
       (amortized cost: 2006-$6,402,972;
         2005-$6,143,063) (pledged, at
         market value: 2006-$1,425,073;
         2005-$562,007)                       6,415,940     6,297,675
   Equities:
      Available for sale, at market value:
         Common stocks (cost: 2006-
          $560,501; 2005-$574,362)(pledged,
          at market value: 2006-$94,803;
          2005-$23,054)                         572,861       606,325
         Nonredeemable preferred stocks
          (cost: 2006-$192,516; 2005-
           $12,390)                             191,308        12,420
      Trading, at market value, principally
       common stocks (cost: 2006-$52,570;
         2005-$48,124)                           52,553        46,493
   Other invested assets                        175,620       172,869
   Short-term investment of funds received
    under securities loan agreements          1,581,829       606,882
   Short-term investments, at cost
    (approximates market value)                  41,659        43,112
   Cash and cash equivalents                    244,344       198,120
                                            ------------  ------------
         Total investments and cash          10,532,123     9,241,837
Accrued investment income                       121,846       107,431
Premium balances receivable, net                684,718       782,880
Reinsurance recoverable on paid and unpaid
 losses and loss adjustment expenses:
   Affiliates                                   481,671       294,957
   Other                                      1,093,373     1,196,516
Deferred acquisition costs                      224,760       217,709
Prepaid reinsurance premiums                    110,520        61,291
Deferred income taxes                           362,864       302,451
Other assets                                    109,456       159,604
                                            ------------  ------------
         Total assets                       $13,721,331   $12,364,676
                                            ============  ============

  LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses   $7,366,471    $7,113,294
Unearned premiums                             1,159,715     1,082,282
Payable under securities loan agreements      1,581,829       606,882
5.75% senior notes due December 14, 2015:
   Affiliates                                   447,894       447,812
   Other                                        298,596       298,541
Other liabilities                               227,666       271,914
                                            ------------  ------------
         Total liabilities                   11,082,171     9,820,725
                                            ------------  ------------

Preferred Stock, $1.00 par value; shares
 authorized: 5,000,000; none issued                   -             -
Common Stock, $1.00 par value; shares
 authorized: 100,000,000; shares issued:
 2006-66,944,448; 2005-66,900,085                66,944        66,900
Additional paid-in capital                      220,179       214,700
Accumulated other comprehensive (loss) income   (64,274)       35,729
Retained earnings                             2,438,230     2,248,541
Treasury Stock, at cost; 988,900 shares of
 common stock                                   (21,919)      (21,919)
                                            ------------  ------------
         Total stockholders' equity           2,639,160     2,543,951
                                            ------------  ------------
         Total liabilities and
          stockholders' equity              $13,721,331   $12,364,676
                                            ============  ============


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


Condensed Cash Flow Data:
                             Three Months Ended    Six Months Ended
                                   June 30,             June 30,
                             ------------------- ---------------------
                                 2006      2005        2006      2005
                             --------- --------- ----------- ---------
                                           (in thousands)

Net cash provided by
 operating activities        $208,639  $147,806    $404,443  $331,440
                             --------- --------- ----------- ---------

Cash flows from investing
 activities:
    Proceeds of fixed
     maturities available
     for sale sold            252,032   153,184     366,681   280,499
    Proceeds of fixed
     maturities available
     for sale redeemed or
     matured                  129,522    70,919     204,323   138,938
    Proceeds of equities
     available for sale
     sold                     187,149   177,210     299,247   413,891
    Purchase of fixed
     maturities held to
     maturity                       -         -           -   (96,264)
    Purchase of fixed
     maturities available
     for sale                (327,799) (342,758)   (735,631) (622,299)
    Purchase of equities
     available for sale      (331,590) (186,509)   (448,798) (431,536)
    Net sale (purchase) of
     other invested assets      1,750    40,443       4,269   (16,016)
    Net (purchase) sale of
     short-term investment
     of funds received
     under securities loan
     agreements              (832,998)   58,322    (945,728)    8,368
    Net sale of short-term
     investments                9,449     4,966       2,382    12,887
    Change in other
     liabilities for
     securities in course of
     settlement               (59,997)  (79,261)    (43,074)  (20,060)
    Other, net                    (28)    1,809       4,189     1,580
                             --------- --------- ----------- ---------
       Net cash used in
        investing activities (972,510) (101,675) (1,292,140) (330,012)
                             --------- --------- ----------- ---------
Cash flows from financing
 activities:
    Net funds received
    (disbursed) under
     securities loan
     agreements               832,998   (58,322)    945,728    (8,368)
    Dividends to stockholders  (7,913)   (6,586)    (15,824)  (13,167)
    Proceeds from common
     stock issued                 543       127       1,434     1,294
    Acquisition of
     treasury stock                 -    (1,563)          -    (3,890)
    Costs related to
     issuance of senior notes    (301)        -        (859)        -
    Other, net                   (219)      (30)       (219)      (58)
                             --------- --------- ----------- ---------
       Net cash provided by
        (used in) financing
        activities            825,108   (66,374)    930,260   (24,189)
                             --------- --------- ----------- ---------
Effect of exchange rate
 changes on cash and cash
 equivalents                    2,710    (3,215)      3,661    (3,300)
                             --------- --------- ----------- ---------
       Change in cash and
        cash equivalents       63,947   (23,458)     46,224   (26,061)
Cash and cash equivalents,
 beginning of period          180,397   140,832     198,120   143,435
                             --------- --------- ----------- ---------
       Cash and cash
        equivalents, end of
        period               $244,344  $117,374    $244,344  $117,374
                             ========= ========= =========== =========


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data

Comprehensive Income Data:
                              Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                              ------------------- -------------------
                                  2006      2005      2006      2005
                              --------- --------- --------- ---------
                                           (in thousands)

Net income                    $104,439   $79,227  $206,412  $168,590
                              --------- --------- --------- ---------

Other comprehensive (loss) income:
  Net unrealized (depreciation)
   appreciation of investments,
   net of tax:
    Net unrealized holding
     (losses) gains            (99,271)   95,552  (159,803)   31,797
    Deferred income tax
     benefit (charge) on above  34,745   (33,443)   55,931   (11,128)
    Reclassification
     adjustment for losses
     (gains) included
      in net income              4,602    (1,921)   (4,307)  (10,921)
    Deferred income tax
     (benefit) charge on above  (1,611)      672     1,507     3,822
                              --------- --------- --------- ---------
                               (61,535)   60,860  (106,672)   13,570
                              --------- --------- --------- ---------

  Net unrealized currency
   translation gain (loss),
   net of tax:
    Net unrealized currency
     translation gain (loss)    16,883    (5,060)   10,260   (51,931)
    Deferred income tax
     (charge) benefit on above  (5,909)    1,771    (3,591)   18,176
                              --------- --------- --------- ---------
                                10,974    (3,289)    6,669   (33,755)
                              --------- --------- --------- ---------

      Other comprehensive
       (loss) income           (50,561)   57,571  (100,003)  (20,185)
                              --------- --------- --------- ---------

Comprehensive income           $53,878  $136,798  $106,409  $148,405
                              ========= ========= ========= =========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Premium Data:

                           Three Months Ended    Six Months Ended
                                June 30,             June 30,
                          ------------------- -----------------------
                              2006      2005        2006        2005
                          --------- --------- ----------- -----------
                                        (in thousands)

Net premiums written by office:

 Domestic                 $443,468  $389,777    $889,842    $799,406
                          --------- --------- ----------- -----------

 International:

    Europe:
         London            183,238   193,306     364,725     386,740
         Paris              72,680    96,470     163,781     187,698
         Zurich             83,219    93,631     164,150     181,824
                          --------- --------- ----------- -----------
                           339,137   383,407     692,656     756,262
                          --------- --------- ----------- -----------

    Other:
         Toronto            23,303    17,868      44,742      37,190
         Miami (Latin
          America and
           the Caribbean)   60,351    48,499     123,575      99,116
         Hong Kong          25,520    26,317      50,543      49,908
         Tokyo              21,820    17,816      26,648      27,152
                          --------- --------- ----------- -----------
                           130,994   110,500     245,508     213,366
                          --------- --------- ----------- -----------

 Total international       470,131   493,907     938,164     969,628
                          --------- --------- ----------- -----------

Total net premiums
 written                  $913,599  $883,684  $1,828,006  $1,769,034
                          ========= ========= =========== ===========


Effect of changes in
 foreign currency exchange
 rates on the increase in
  net premiums written in
  2006 as compared to 2005:

                        Three Months Six Months
                             Ended     Ended
                            June 30,  June 30,
                          --------- ---------
 Increase in original
  currency                     2.7 %     4.3 %
 Foreign exchange effect       0.7      (1.0)
                          --------- ---------
 Increase as reported in
  U.S. dollars                 3.4 %     3.3 %
                          ========= =========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Premium Data (continued):

Other net premiums written data (estimated):

                           Three Months Ended     Six Months Ended
                                 June 30,             June 30,
                         ------------------- -----------------------
                             2006      2005        2006        2005
                         --------- --------- ----------- -----------

  Treaty                     95.2 %    95.2 %      95.6 %      95.7  %
  Facultative                 4.8       4.8         4.4         4.3
                         --------- --------- ----------- -----------
                            100.0 %   100.0 %     100.0 %     100.0  %
                         ========= ========= =========== ===========

  Property                   29.3 %    32.4 %      28.4 %      30.0  %
  Casualty                   70.7      67.6        71.6        70.0
                         --------- --------- ----------- -----------
                            100.0 %   100.0 %     100.0 %     100.0  %
                         ========= ========= =========== ===========

Total gross premiums
 written (in thousands)  $994,046  $975,669  $2,040,908  $1,971,510
                         ========= ========= =========== ===========

Source of gross premiums
 written:

  Affiliates                 15.6 %    16.2 %      16.1 %      15.7  %
  Other                      84.4      83.8        83.9        84.3
                         --------- --------- ----------- -----------
                            100.0 %   100.0 %     100.0 %     100.0  %
                         ========= ========= =========== ===========


Supplemental Net Loss
 and Loss Adjustment
  Expense Reserve Data:

Changes in net loss and
 loss adjustment
  expense reserves:
                           Three Months Ended     Six Months Ended
                                June 30,               June 30,
                         ------------------- -----------------------
                             2006      2005       2006        2005
                         --------- --------- ----------- -----------
                                       (in millions)
  Reserve for net unpaid
   losses and loss
    adjustment expenses
     at beginning of
     period              $5,737.4  $5,061.7    $5,690.4    $4,980.6
  Net losses and loss
   adjustment expenses
    incurred                618.8     611.7     1,251.7     1,257.5
  Net losses and loss
   adjustment expenses
   paid                     544.8     529.7     1,155.3     1,097.7
  Foreign exchange
   effect                    81.3     (87.0)      105.9       (83.7)
                         --------- --------- ----------- -----------
  Reserve for net unpaid
   losses and loss
    adjustment expenses
     at end of period    $5,892.7  $5,056.7    $5,892.7    $5,056.7
                         ========= ========= =========== ===========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

Supplemental Investment Data:

Net investment income:

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                               --------------------   ---------------
                                 2006      2005        2006    2005
                               ------- ------------   ------- -------
                                             (in millions)

  Fixed maturities              $87.6        $74.5    $173.3  $147.5
  Equities                        9.5          7.5      15.3    14.0
  Other invested assets
     (principally partnerships)   8.6          0.8      18.2     7.3
  Other                           5.2          2.8       9.2     4.7
                               ------- ------------   ------- -------
     Total investment income    110.9         85.6     216.0   173.5
  Investment expenses             3.0          1.8       5.8     4.9
                               ------- ------------   ------- -------
     Net investment income     $107.9        $83.8    $210.2  $168.6
                               ======= ============   ======= =======


Investments by category:
                                            June 30, 2006
                                       ----------------------
                                          Amount      Percent
                                       ------------   -------
                                        (dollars in thousands)
  Fixed maturities:
     Held to maturity (at amortized cost):
          Domestic and foreign
           municipal                    $1,256,009      12.2 %
                                       ------------   -------

     Available for sale (at market
      value):
          Corporate                      1,579,800      15.4
          U.S. Government and
           government agencies             311,708       3.0
          Foreign government               279,358       2.7
          Domestic and foreign
           municipal                     4,245,074      41.3
                                       ------------   -------
                                         6,415,940      62.4
                                       ------------   -------
            Total fixed maturities       7,671,949      74.6
                                       ------------   -------

  Equities:
     Available for sale:
          Common stocks                    572,861       5.6
          Nonredeemable preferred stocks   191,308       1.8
                                       ------------   -------
                                           764,169       7.4
     Trading, principally common stocks:    52,553       0.5
                                       ------------   -------
            Total equities                 816,722       7.9
                                       ------------   -------

  Other invested assets                    175,620       1.7
  Short-term investment of funds
   received under securities loan
    agreements                           1,581,829      15.4
  Short-term investments                    41,659       0.4
                                       ------------   -------
            Total investments          $10,287,779     100.0 %
                                       ============   =======


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Fixed maturities portfolio data:

                                 ----------- ----------- ------
   Ratings as of June 30, 2006:    Held to    Available
                                   Maturity   for Sale   Total
                                 ----------- ----------- ------

     Aaa                               12.6 %      53.5 % 66.1 %
     Aa                                 3.1        26.4   29.5
     A                                  0.7         3.1    3.8
     Baa                                  -         0.4    0.4
     Not rated                            -         0.2    0.2
                                 ----------- ----------- ------
         Total                         16.4 %      83.6 %100.0 %
                                 =========== =========== ======



Other Investment Data:

                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                           --------------------   ------------------
                              2006      2005        2006      2005
                            --------  --------    --------  --------
Pre-tax yield on fixed
 maturity portfolio (a)         4.5 %     4.4 %       4.4 %      4.4 %

Effective tax rate on net
 investment income (b)         16.3 %    16.3 %      16.6 %     17.0 %

(a) Represents annualized pre-tax net investment income from fixed maturities for the periods indicated divided by the average balance sheet carrying value of the fixed maturity portfolio for such periods.
(b) Represents the portion of income tax expense related to net investment income divided by net investment income.

Other Data:

                                 (Estimated)
                                  June 30,    December 31,
                                     2006        2005
                                 ----------- -----------
                                      (in thousands)

Statutory surplus of
 Transatlantic Reinsurance
 Company                         $2,767,000  $2,617,997



    CONTACT: Transatlantic Holdings, Inc., New York
             Steven S. Skalicky, 212-770-2040